GOLDEN PHOENIX NAMES JOAN BROWN TO BOARD OF DIRECTORS

SPARKS, NV, January 7, 2008 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of Joan Y. Brown to its Board of Directors, effective January 1, 2008.  Ms. Brown has assumed the board seat occupied by Jeffrey Tissier, who is stepping down for personal reasons after playing a key role in the successful restructuring of Golden Phoenix over the last three years.

Ms. Brown was the Senior Manager for the Regulatory Practice Group at Dale Matheson Carr-Hilton Labonte LLP, a chartered accounting firm headquartered in Vancouver, Canada. Ms. Brown reviewed engagements and directed audits for Canadian and U.S. public companies, with an emphasis on the mining sector. As part of her duties, Ms. Brown advised corporate clients and audit committees on accounting, regulatory reporting and internal control practices, and assisted with mergers, acquisitions and public listings.  Ms. Brown received her degree in Business Administration from Simon Fraser University, and is a Chartered Accountant in Canada and a Registered Certified Public Accountant licensed in the State of Illinois.

In addition to her core duties as Director for Golden Phoenix, Ms. Brown has been named Chairperson of the Audit Committee. In this capacity, she will be working closely with Mr. Tissier, who will continue on as Advisor to the Board to assure a smooth transition through completion and filing of the 2007 year-end financials.

Commenting on the appointment, Golden Phoenix CEO David Caldwell, stated, “We are very pleased to have a person of Joan Brown’s talent, experience and energy joining our Board. Joan’s knowledge of financial practices for resource companies such as ours, coupled with her background in Canadian mergers and acquisitions, brings a new dimension to our Company.  As we navigate through the last steps of our restructuring and bring the Company to a listing on a senior Canadian exchange, Joan’s depth of knowledge will be critical to making a seamless transition and introduction into that market.”

Mr. Caldwell continued, “Jeff Tissier has worked tirelessly over the past three years to help guide Golden Phoenix through its successful rebuilding program. He is one of the true warriors of the mining business, and the dedication and personal sacrifice undertaken by Jeff in this work will never be fully apparent to the public. On behalf of the Board of Directors and our shareholders, I want to extend our appreciation for his commitment to remain as Advisor to the Board during this transition, and to wish him all the best in his future work and personal commitments.”

Please visit the Golden Phoenix website at http://www.Golden-Phoenix.com/

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is majority owner of the Ashdown Project LLC gold and molybdenum property held jointly by Golden Phoenix Minerals, Inc. and Win-Eldrich Mines, Ltd. of Toronto, Canada through its US subsidiary, Win-Eldrich Gold, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by David A. Caldwell, CEO, and other statements regarding the expansion of production at the Ashdown Mine, optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes,  sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the  Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for  molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk  factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
President
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.